Exhibit 4.4

REGISTERED		REGISTERED

NO. FLR-	MEDIUM-TERM NOTE, SERIES F	PRINCIPAL AMOUNT:
	(Floating Rate)	$

CUSIP: 25468PDC7
ISIN: US25468PDC77
Common Code: 107455400

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, New York, New York (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co. or such other entity as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE: June 2, 2014
MATURITY DATE: May 30, 2019
INITIAL MATURITY DATE (for Renewable Notes):
FINAL MATURITY DATE (for Renewable Notes):
INITIAL INTEREST RATE: 0.53735%
BASE RATE OR RATES:

☐ COMMERCIAL PAPER RATE

☒ LIBOR

LIBOR Page:

☒ The display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars

☐ Other (specify):

Index Currency (specify): U.S. dollars

☐ CD RATE

☐ FEDERAL FUNDS RATE

☐ Federal Funds (Effective) Rate

☐ Federal Funds Open Rate

☐ Federal Funds Target Rate

☐ TREASURY RATE

☐ PRIME RATE

☐ CMT RATE

☐ Reuters Page FRBCMT

☐ Reuters Page FEDCMT

☐ If Reuters Page FEDCMT:

☐ 1 Week

☐ 1 Month

☐ ELEVENTH DISTRICT COST OF FUNDS RATE

☐ EURIBOR

☐ OTHER:

INDEX MATURITY:

☐ 1 Month

☒ 3 Months

☐ 6 Months

☐ 1 Year

SPREAD: Plus 31 basis points

(Indicate plus or minus

and number of basis points)

SPREAD MULTIPLIER:

ORIGINAL ISSUE PRICE: 100.000%

EARLIEST REDEMPTION DATE: This Note may be redeemed on the terms and subject to the conditions set forth in paragraph 14 below

REDEMPTION PRICE: See paragraph 14 below

INTEREST PAYMENT DATES: Each February 28, May 30, August 30 and November 30, commencing on August 30, 2014, subject to adjustment as provided herein if any such date is not a Business Day (as defined herein)

REGULAR RECORD DATES: Fifteenth day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date

INTEREST PAYMENT PERIOD:

☐ Monthly

☒ Quarterly

☐ Semiannually

☐ Annually

ADDITIONAL AMOUNTS: This Note is subject to payment of Additional Amounts. See paragraphs 10 through 14 below.

INTEREST RESET PERIOD:

☐ Daily

☐ Weekly

☐ Monthly

☒ Quarterly

☐ Semiannually

☐ Annually

INTEREST RESET DATES: Each February 28, May 30, August 30 and November 30, commencing August 30, 2014, subject to adjustment as provided herein if any such date is not a Business Day

☐ OTHER:

MAXIMUM INTEREST RATE: Not applicable
MINIMUM INTEREST RATE: Not applicable

Renewable Note: ☒ No
☐ Yes
CALCULATION AGENT:
☒ WELLS FARGO BANK, NATIONAL ASSOCIATION ☐ Other (specify):

Dated:  June 2, 2014

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

THE WALT DISNEY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above on the Maturity Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions below under the heading “Determination of Commercial Paper Rate,” “Determination of LIBOR,” “Determination of CD Rate,” “Determination of Federal Funds Rate,” “Determination of Treasury Rate,” “Determination of Prime Rate,” “Determination of CMT Rate,” “Determination of Eleventh District Cost of Funds Rate” or “Determination of EURIBOR” depending upon whether the applicable Base Rate specified above is the Commercial Paper Rate, LIBOR, CD Rate, Federal Funds Rate, Treasury Rate, Prime Rate, CMT Rate, Eleventh District Cost of Funds Rate or EURIBOR, which rate may be adjusted by adding or subtracting (as specified above) the Spread or multiplying the Base Rate by the Spread Multiplier depending on whether a Spread or Spread Multiplier is specified above, until the principal hereof is paid or duly made available for payment. The “Spread,” if any, is the number of basis points to be added to or subtracted from the Base Rate or Rates, as specified above, and the “Spread Multiplier,” if any, is the percentage of the Base Rate or Rates, as specified above, by which such Base Rate or Rates are to be multiplied. The “Index Maturity,” if any, is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates are calculated, as designated above. If more than one Base Rate is specified above, the applicable Base Rate shall be the lowest of such Base Rates on the applicable Interest Determination Date (as defined below). The Company will pay interest in arrears monthly, quarterly, semiannually or annually as specified above under “Interest Payment Period,” commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date and thereafter on the Interest Payment Dates  specified above and at Maturity until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date of this Note is between a Regular Record Date specified above and the related Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date set forth above (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom principal shall be payable. If the Maturity of this Note falls on a day that is not a Business Day with respect to this Note, the payment of principal and interest due at Maturity may be made on the next succeeding Business Day with respect to this Note, and no interest on such payment shall accrue for the period from and after the Maturity. Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at such additional offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of interest on this Note (other than at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date.  Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date other than the Maturity Date to each registered Holder of $10,000,000 (or, if the payment currency is other than United States dollars, the equivalent thereof in the particular payment currency) or more in aggregate principal amount of definitive Notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 days prior to the particular Interest Payment Date.  Any wire transfer instructions received by the Trustee shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Security is one of a series designated by the Company as its Medium-Term Notes, Series F (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities.

The Company issued this Note pursuant to an Indenture, dated as of September 24, 2001 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are issuable as Registered Securities, without coupons, in denominations of $2,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor and terms of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without the consent of existing Note Holders, issue additional Notes (“Additional Notes”) having the same terms and conditions (including maturity and interest payment terms) as previously issued Notes in all respects, except for issue date, issue price and the first payment of interest.  Additional Notes issued in this manner will be fungible with the previously issued Notes to the extent specified in the applicable Pricing Supplement.

This Note may not be redeemed prior to the Earliest Redemption Date set forth above, and if no Earliest Redemption Date is so set forth, this Note is not redeemable prior to the Maturity Date, except as set forth in the last sentence of this paragraph. Subject to the next sentence of this paragraph, this Note is redeemable at any time on or after the Earliest Redemption Date set forth above at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice mailed to the registered Holder hereof, at the Redemption Price set forth above, together in each case with accrued interest to but excluding the Redemption Date. Notwithstanding the foregoing, in the event this Note is subject to the payment of Additional Amounts (as defined below) as specified above, then this Note may be redeemed, in whole but not in part, on the terms and subject to the conditions set forth below regarding Additional Amounts, and the provisions set forth in the immediately preceding sentence shall not apply to a redemption pursuant to such terms and conditions.

Notwithstanding the preceding paragraph, installments of interest whose Stated Maturity is prior to the Redemption Date of any Note will be payable to the Holder of such Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture.

All payments of principal and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof).

If a withholding or deduction at source is required, in the event this Note is subject to payment of Additional Amounts as specified above, the Company will, subject to certain exceptions and limitations set forth below, pay to the Holder hereof who is a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on this Note (including payment of the principal of and interest on this Note) by the Company or a Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in this Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

(a)             any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder or beneficial owner of this Note (or between a fiduciary, settlor or beneficiary of, or a Person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, Person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

(b)             any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(c)             any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of this Note for payment more than 10 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(d)             any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on this Note;

(e)             any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Note, if such payment could be made without such withholding by any other Paying Agent;

(f)              any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)             any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Company’s stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(h)           any withholding or deduction imposed on a payment to an individual where such withholding or deduction is required to be made pursuant to Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26th— 27th November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(i)            any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor shall Additional Amounts be paid with respect to a payment on this Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

Notwithstanding anything to the contrary in the preceding paragraph, the Company, the Trustee and any Person making payments on behalf of the Company, shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of this Note, (a) pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between the Company or any other Person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA or (b) on or with respect to any “dividend equivalent” payment made pursuant to Section 871 or 881 of the U.S. Internal Revenue Code of 1986, as amended, in respect of this Note.

As used in this Note, “United States Alien” means any Person that, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the Original Issue Date of this Note, the Company becomes or will become obligated to pay Additional Amounts on this Note, on any other Notes with the same Original Issue Date, Stated Maturity and other terms as this Note or on any Additional Notes, if any, with the same Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note as described above, or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after the Original Issue Date of this Note, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial likelihood that the Company will or may be required to pay such Additional Amounts on this Note, on any other Notes with the same Original Issue Date, Stated Maturity and other terms as this Note or on any Additional Notes, if any, with the same Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note, then the Company may, at its option, redeem, as a whole, but not in part, this Note and all other Notes with the same Original Issue Date, Stated Maturity and other terms as this Note and all Additional Notes, if any, with the same Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note, on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of such Notes, together with interest, if any, accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes or any action that would entail a material cost to the Company. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem such Notes pursuant to their terms.

All notices of redemption shall state the Redemption Date, the Redemption Price, if fewer than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of Notes to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption will cease to accrue on and including the Redemption Date and the place or places where Notes may be surrendered for redemption. However, payment of the Redemption Price, together with accrued interest to but excluding the Redemption Date, for a Note for which a redemption notice has been delivered is conditioned upon delivery of such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) to the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at such additional offices or agencies as the Company may designate, at any time (whether prior to, on or after the Redemption Date) after delivery of the redemption notice.  Payment of the Redemption Price for the Note (or portion thereof to be redeemed), together with accrued interest to the Redemption Date, will be made on the later of the Redemption Date or promptly following the time of delivery of the Note.  If fewer than all of this Note, all other Notes with the same Original Issue Date, Base Rate or Rates, Stated Maturity and other terms as this Note and all Additional Notes, if any, with the same Base Rate or Rates, Stated Maturity and other terms (other than Original Issue Date, issue price and first payment of interest) as this Note are to be redeemed at any time, selection of such Notes and Additional Notes, if any, for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate.  If this Note is to be redeemed in part, this Note must be redeemed in a minimum principal amount of $2,000 or a multiple of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of this Note must be an authorized denomination.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of this Note so surrendered will be issued in the name of the Holder hereof upon the cancellation hereof.

For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of Notes shall relate, in the case of any Notes redeemed or to be redeemed by the Company only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed.

Commencing with the first Interest Reset Date specified above following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as specified above under “Interest Reset Period.” If any Interest Reset Date specified above would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that if the rate of interest on this Note shall be determined with reference to the provisions under the heading “Determination of LIBOR” or “Determination of EURIBOR” below, and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding day that is a Business Day with respect to this Note. If any Interest Payment Date (other than an Interest Payment Date occurring on the Maturity Date) specified above falls on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that if the rate of interest on the Note shall be determined with reference to the provisions under the heading “Determination of LIBOR” or “Determination of EURIBOR” below and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New

York; provided, however, that with respect to Notes the payment of which is to be made in a denominated currency other than U.S. dollars only, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country of such denominated currency; provided, however, that with respect to LIBOR Notes only, such day is also a London Business Day; and provided, further, that with respect to EURIBOR Notes and notes denominated in Euros only, such day is also a TARGET Business Day. “London Business Day” means any day on which commercial banks are open for business (including dealings in the applicable Index Currency specified above) in London.  “TARGET Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET 2) System, which utilizes a single shared platform and which was launched on November 19, 2007, is open.  “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.  “Principal Financial Center” means, as applicable: (a) the capital city of the country issuing the payment currency; or (b) the capital city of the country to which the Index Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, euros, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto (solely in the case of the payment currency), London (solely in the case of the Index Currency), Johannesburg and Zurich, respectively. The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date or Dates with respect to such Interest Reset Period will be the rate determined on the applicable “Interest Determination Date” determined as specified below. The rate of interest in effect with respect to this Note on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date, subject in either case to any applicable provisions of law and any Maximum Interest Rate or Minimum Interest Rate limitations specified above; provided, however, that the interest rate in effect with respect to this Note for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified above.

In addition to any Maximum Interest Rate specified above, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all amounts used in or resulting from such calculation on this Note will be rounded, in the case of United States dollars, to the nearest cent, or in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

Determination of Commercial Paper Rate.  If the Commercial Paper Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent specified above with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“Commercial Paper Rate” means, with respect to any Interest Determination Date specified below (a “Commercial Paper Interest Determination Date”), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519), under the heading “Commercial Paper-Nonfinancial.” In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the Index Maturity specified above as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper-Nonfinancial.” If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on such Commercial

Paper Interest Determination Date, of three leading dealers of United States dollar commercial paper in New York, New York (which may include one or more of the agents (the “Agents”) appointed by the Company from time to time to offer and sell the Notes or their affiliates) selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified above placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Commercial Paper Interest Determination Date.

“Money Market Yield” shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D X 360 360 - (D X M)	X 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

“H.15(519)” as used herein means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15  Daily Update” as used herein means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of LIBOR.  If LIBOR is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to LIBOR and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

(1)           With respect to a LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Index Currency specified above having the Index Maturity specified above, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date.

(2)           If  the rate referred to in subparagraph (1) above does not appear on the LIBOR Page by 11:00 A.M., London time, on such LIBOR Interest Determination Date, LIBOR will be determined as follows:  the Calculation Agent will select (after consultation with the Company) four major reference banks (which may include affiliates of the Agents) in the London interbank market and will request the principal London office of each of those four selected banks to provide the Calculation Agent with such bank’s quotation of the rate at which deposits in the Index Currency specified above having the Index Maturity specified above, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, are offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such market at such time. If at least two such quotations are provided, then LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable Principal Financial Center (as defined above) on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the specified Index Currency to leading European banks having the specified Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such LIBOR Interest Determination Date.

“Index Currency” means the index currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated.  If no such index currency is specified above, the Index Currency shall be U.S. dollars.

“LIBOR Page” means either (a) the display on the page specified above for the purpose of displaying the London interbank rates of major banks for the Index Currency; or (b) if no such page is specified above as the method for calculating LIBOR, the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

Determination of CD Rate.  If the CD Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“CD Rate” means, with respect to any Interest Determination Date specified below (a “CD Interest Determination Date”), the rate on such date for negotiable certificates of deposit having the Index Maturity designated above, as such rate is published in H.15(519) under the caption “CDs (secondary market)” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”. If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not yet published in either H.15(519) or H.15 Daily Update, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such CD Interest Determination Date.

Determination of Federal Funds Rate.  If the Federal Funds Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“Federal Funds Rate” means, with respect to any Federal Funds Interest Determination Date, (1) if the “Federal Funds (Effective) Rate” is specified above, the Federal Funds Rate will be the rate on such date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace the specified page on that service) (“FEDFUNDS 1 Page”) or, if the rate does not so appear on FEDFUNDS 1 Page or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; (2) if “Federal Funds Open Rate” is specified above, the Federal Funds Rate will be the rate on that date set forth under the caption “Federal Funds” for the Index Maturity specified above opposite the caption “Open” and displayed on Reuters (or any successor service) on page 5 (or any other page as may replace the specified page on that service) (“Reuters Page 5”) or, if the rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to that Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on that Federal Funds Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg; (3) if “Federal Funds Target Rate” is specified above, the Federal Funds Rate will be the rate on that date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg, or if the rate does not appear on the FDTR Index page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate for that day appearing on Reuters (or any successor service) on page USFFTARGET= (or any other page as may replace the specified page on that service) (“Reuters Page USFFTARGET=“). If, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date such rate referenced above is not yet published, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollars Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Agents or their affiliates), which brokers have been selected by the Calculation Agent (after consultation with the Company), as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that, if the brokers selected as aforesaid by the Calculation Agent are not quoting rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Federal Funds Interest Determination Date.

Determination of Treasury Rate.  If the Treasury Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“Treasury Rate” means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on the Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified above under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“USAUCION 10 Page”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“USAUCTION 11 Page”), or if not so displayed, on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service) or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the Bond Equivalent Yield (as defined below) of the auction rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”. If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury. If the rate referred to in the preceding sentence is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate on that Treasury Rate Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York

City time, on the related Calculation Date, the Treasury Rate for that Treasury Rate Interest Determination Date will be the rate on that Treasury Rate Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for that Treasury Rate Interest Determination Date will be the rate on that Treasury Rate Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D X N
Bond Equivalent Yield	=	---------------------	X	100
360 - (D X M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Determination of Prime Rate.  If the Prime Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“Prime Rate” means, with respect to any Interest Determination Date specified below (a “Prime Rate Interest Determination Date”), the rate published in H.15(519) for such date under the caption “Bank Prime Loan” or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to that Prime Rate Interest Determination Date, the rate on that Prime Rate Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”.  If neither rate is so published by 3:00 P.M., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Prime Rate Interest Determination Date, or if fewer than four rates are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the Prime Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include one or more of the Agents or their affiliates) in The City of New York selected by the Calculation Agent (after consultation with the Company). If the banks selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the “Prime Rate” for the Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate specified above).  “Reuters Screen USPRIME1 Page” means the display on the Reuters

Monitor Money Rates Service (or any successor service) on the “USPRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of CMT Rate.  If CMT Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the CMT Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“CMT Rate” means, with respect to any Interest Determination Date specified below (a “CMT Interest Determination Date”) relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, if Reuters Page FRBCMT is specified above:

(a)                                 the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), or if not so displayed, on the Bloomberg service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”) for that CMT Interest Determination Date, or

(b)                                 if the rate referred to in clause (a) does not so appear on the Reuters Page FRBCMT or Bloomberg Page NDX 7, as the case may be, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for that CMT Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c)                                  if the rate referred to in clause (b) does not so appear in H.15(519), the rate on that CMT Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)                                 if the rate referred to in clause (c) is not so published, the rate on that CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include one or more of the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)                                  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)                                   if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity closest to the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)                                  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)                                 if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest Determination Date;

if Reuters Page FEDCMT is specified above:

(a)                                 the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FEDCMT (or any other page that may replace the specified page on that service) (“Reuters Page FEDCMT”), or if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which that CMT Interest Determination Date falls, or

(b)                                 if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg page NDX 7, as the case may be, the percentage equal to the one-week or one-month, as applicable, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding that CMT Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

(c)                                  if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as applicable, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which that CMT Interest Determination Date falls, or

(d)                                 if the rate referred to in clause (c) is not so published, the rate on that CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)                                  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)                                   if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g)                                  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h)                                 if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Determination of Eleventh District Cost of Funds Rate.  If the Eleventh District Cost of Funds Rate is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“Eleventh District Cost of Funds Rate” means, with respect to any Interest Determination Date specified below (an “Eleventh District Cost of Funds Interest Determination Date”), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the Eleventh District Cost of Funds Interest Determination Date falls as set forth under the caption “11th District” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“COFI/ARMS Page”), or if not so displayed, on Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg page ALLX COF”) in each case, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Interest Determination Date. If such rate does not appear on the COFI/ARMS Page or Bloomberg Page ALLX COF on any related Eleventh District Cost of Funds Interest Determination Date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Interest Determination Date will be the Eleventh District Cost of Funds Rate Index, as defined below. If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Interest Determination Date, then the Eleventh District Cost of Funds Rate for that date will be the Eleventh District Cost of Funds Rate in effect on that Eleventh District Cost of Funds Interest Determination Date.

The “Eleventh District Cost of Funds Rate Index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month immediately preceding the Eleventh District Cost of Funds Interest Determination Date.

Determination of EURIBOR.  If EURIBOR is the Base Rate or one of the Base Rates specified above, the interest rate payable with respect to this Note shall be calculated by the Calculation Agent with reference to the European Interbank Offered Rate for deposits in euros, or EURIBOR, and the Spread or Spread Multiplier, if any, specified above, in accordance with the following provisions:

“EURIBOR” means the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified above, commencing on the applicable Interest Reset Date, as that rate appears on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date.  If EURIBOR cannot be determined on a

EURIBOR Interest Determination Date as described in the preceding sentence, then the Calculation Agent will select four major banks in the Euro-zone interbank market, which may include affiliates of the Agents, and request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the EURIBOR Interest Determination Date. These quotations shall be for deposits in Euros for the period of the specified Index Maturity, commencing on such Interest Reset Date.  Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time. If two or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Calculation Agent will select four major banks in the Euro-zone, which may include affiliates of the Agents, and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 A.M., Brussels time, on the EURIBOR Interest Determination Date. The rates quoted will be for loans in Euros, for the period of the specified Index Maturity, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.  If the banks so selected by the Calculation Agent are not quoting rates as described above, EURIBOR will be the EURIBOR in effect on the applicable EURIBOR Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Renewable Notes.  If this Note is designated as a Renewable Note above (a “Renewable Note”), the following provisions will apply:

A Renewable Note will bear interest at the Base Rate or Base Rates, as applicable, specified above and the interest rate payable with respect to a Renewable Note shall be calculated by the Calculation Agent with reference to the specified Base Rate or Base Rates and the Spread or Spread Multiplier, if any, specified above.

A Renewable Note will mature on an Interest Payment Date as specified above (the “Initial Maturity Date”), unless the maturity of all or any portion of the principal amount hereof is extended in accordance with the procedures described below.  On the Interest Payment Dates specified above (each such Interest Payment Date, an “Election Date”), the maturity of a Renewable Note will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the Holder hereof elects to terminate the automatic extension of the maturity of a Renewable Note or of any portion hereof having a principal amount of $2,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Trustee not less than nor more than a number of days to be specified above prior to such Election Date.  If no notice period is specified above, such notice shall be given no less than 30 days and no more than 60 days prior to such Election Date.  Such option may be exercised with respect to less than the entire principal amount of a Renewable Note; provided that the principal amount for which such option is not exercised is at least $2,000 or any larger amount that is an integral multiple of $1,000.  Notwithstanding the foregoing, the maturity of a Renewable Note may not be extended beyond the Final Maturity Date specified above.  If the Holder hereof elects to terminate the automatic extension of the maturity of any portion of the principal amount of a Renewable Note and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified above) after the Election Date prior to which the Holder made such election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of a Renewable Note having a principal amount of $2,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature.  Such a revocation may be made for less than the entire principal amount of a Renewable Note for which the automatic extension of maturity has been terminated; provided that the principal amount of a Renewable Note for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $2,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Regular Record Date to but excluding the immediately succeeding Interest Payment Date.

An election to terminate the automatic extension of the maturity of a Renewable Note, if not revoked as described above by the Holder hereof making the election or any subsequent Holder, will be binding upon such subsequent Holder.

A Renewable Note may be redeemed in whole or in part at the option of the Company on the Interest Payment Dates in each year specified above, commencing with the Interest Payment Date specified above, at a redemption price as stated above, together with accrued and unpaid interest to the date of redemption.  Notwithstanding anything to the contrary herein, notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified above) prior to the date fixed for redemption.

Applicable Interest Determination Date and Calculation Date.  The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date or Dates with respect to such Interest Reset Period will be the rate determined on the applicable Interest Determination Date. The Commercial Paper Interest Determination Date, the Federal Funds Interest Determination Date and the Prime Rate Interest Determination Date will be the Business Day preceding each Interest Reset Date.  The CD Interest Determination Date will be the second Business Day preceding such Interest Reset Date. The LIBOR Interest Determination Date will be the second London Business Day preceding such Interest Reset Date. The EURIBOR Interest Determination Date will be the second TARGET Business Day preceding such Interest Reset Date.  The Eleventh District Cost of Funds Interest Determination Date will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the “FHLB of San Francisco”) publishes the Eleventh District Cost of Funds Index.  The CMT Interest Determination Date will be the second U.S. Government Securities Business Day preceding each such Interest Reset Date. The Treasury Rate Interest Determination Date will be the day in the week in which the Interest Reset Date falls on which day Treasury Bills would normally be auctioned or, if no such auction is held for a particular week, the first Business Day of that week; provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day immediately following such auction. The Interest Determination Date pertaining to a Note the interest rate of which is determined with reference to two or more Base Rates will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such a Note on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

The “Calculation Date,” if applicable, pertaining to any Interest Determination Date, is the date by which the applicable interest rate must be calculated and shall be the earlier of (a) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day and (b) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be. The Trustee will, upon the request of the Holder of this Note, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of the determination made for the next Interest Reset Date.

The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing rate or rates on or before each Calculation Date and shall promptly thereafter notify the Company of such interest rate. Any such calculation by the Calculation Agent shall be conclusive and binding on the Company, the Trustee and the Holder of this Note, absent manifest error.

Interest payments for this Note will include interest accrued to but excluding the Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid or duly provided for, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, in the case of the Commercial Paper Rate, LIBOR, CD Rate, Federal Funds Rate, Prime Rate, Eleventh District Cost of Funds Rate and EURIBOR and by the actual number of days in the year, in the case of the Treasury Rate and CMT Rate. Unless otherwise specified above, if the interest rate for this Note is calculated with reference to two or more Base Rates, the interest factor for this Note will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article Eight of the Indenture, of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and terms, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.6, 9.5 or 10.3 of the Indenture, not involving any transfer).

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, §§ 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law Rule 327(b).

All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. References herein to the “principal” of any Notes mean the principal thereof plus premium, if any.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, or its Treasurer or any Assistant Treasurer and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

(SEAL)	THE WALT DISNEY COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common	UNIF GIFT MIN ACT Custodian
(Cust.) (Minor)

TEN ENT as tenants by the entireties	Under Uniform Gifts to Minors Act

JT TEN as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer

Identification Number of Assignee

-	-

Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on

the books of the Company, with full power of substitution in the premises.

Dated:
Signature

NOTICE:                                            The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.